Exhibit 11

Omega Orthodontics, Inc.

Statement RE Computation of Pro Forma Net Income per Share


                                                               1996
                                                              -------

Common shares issued upon incorporation                      1,050,000

Common shares and common share equivalents
  issued within 12 months of initial public
  offering filing at less than initial public
  offering price per share                                     635,000

Common shares assumed issued in connection with
  Affiliate acquisitions                                       315,655

Common shares assumed issued in connection with
  repayment of $875,000 of loans payable                       145,833
                                                            ----------

Shares used to compute pro forma net income per
  share                                                      2,146,488
                                                            ==========

Pro forma net income to common stockholders                   $ 16,569
                                                            ==========

Pro forma net income per share                                   $0.01
                                                            ==========